                                                               EXHIBIT 10(ii)(y)

                         J. C. PENNEY CORPORATION, INC.

                            BENEFIT RESTORATION PLAN

                        ADOPTED EFFECTIVE AUGUST 1, 1995

                       AS AMENDED THROUGH JANUARY 27, 2002

--------------------------------------------------------------------------------

                                DOCUMENT HISTORY

          This document is the Plan adopted by the Benefit Plans Review Committee on July 11, 1995 with an effective date of August 1, 1995, as amended on the following dates:

            April 10, 1996                Board of Directors
            April 10, 1996                Benefit Plan Review Committee
           *June 28, 1996                 Personnel Committee

            July 9, 1997                  Benefit Plan Review Committee
            December 30, 1997             Director of Personnel

            December 11, 1998             Human Resources Committee

            January 13, 1999              Board of Directors
            May 21, 1999                  Benefit Plans Review Committee
            July 14, 1999                 Board of Directors

            March 23, 2001                Human Resources and
                                          Compensation Committee

          **January 27, 2002              Chief Human Resources and
                                          Administration Officer
           *resolutions only
          **Pursuant to authority
            granted by the Board
            of Directors on
            December 5, 2001

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

                         J. C. PENNEY CORPORATION, INC.
                            BENEFIT RESTORATION PLAN

                        Adopted Effective August 1, 1995
                       As Amended Through January 27, 2002

                                TABLE OF CONTENTS

Article                                                                   Page
-------                                                                   ----

ARTICLE I.  INTRODUCTION.....................................................1

ARTICLE II.  DEFINITIONS.....................................................2

ARTICLE III.   PARTICIPATION.................................................5
        (1)  Pension Plan Benefit............................................5

ARTICLE IV.  BENEFITS........................................................6
        (1)      Pension Plan Participant Benefit............................6
        (2)      Death Benefit...............................................6
        (3)      Vesting.....................................................6
        (4)      Effect of Certain Payments Made in December 1992............6

ARTICLE V.  FORM AND COMMENCEMENT OF BENEFIT PAYMENTS........................8
        (1)      Optional Forms and Commencement of Benefit Payments.........8
        (2)      Small Annuities.............................................8

ARTICLE VI.  ADMINISTRATION..................................................9

ARTICLE VII.  TYPE OF PLAN..................................................10

ARTICLE VIII.  MISCELLANEOUS................................................11
        (1)  Amendment and Termination......................................11
        (2)  Rights of Associates...........................................11
        (3)  Mistaken Information...........................................11
        (4)  Liability......................................................12
        (5)  Reemployed Participants........................................12
        (6)  Construction...................................................12
        (7)  Non-assignability of Benefits..................................12
        (8)  Governing Law..................................................12
        (9)  Change of Control..............................................12

ARTICLE IX.  CLAIMS PROCEDURES..............................................16

APPENDIX I.  Participating Employers........................................18

                         J. C. PENNEY CORPORATION, INC.
                            BENEFIT RESTORATION PLAN

                        Adopted Effective August 1, 1995
                       As Amended Through January 27, 2002

                             ARTICLE I. INTRODUCTION

     The J. C. Penney Corporation, Inc. Benefit Restoration Plan is a plan maintained by the Company primarily for the purpose of providing benefits for eligible Associates in excess of the limit on benefits and contributions imposed by Internal Revenue Code Section 415 and the compensation limit under section 401(a)(17) of the Internal Revenue Code.

     This document amends and completely restates the portion of the Supplemental Retirement Program for Management Profit-Sharing Associates of J.
C. Penney Corporation, Inc. that provided benefits that would have been payable under the J. C. Penney Corporation, Inc. Pension Plan and the J. C. Penney Corporation, Inc. Savings, Profit-Sharing and Stock Ownership Plan but for the limits on benefits, contributions, and compensation imposed on retirement plans qualified under the Internal Revenue Code. With respect to Associates who terminated employment prior to August 1, 1995, benefits payable to such Associates are determined pursuant to the terms and conditions of the Supplemental Retirement Program for Management Profit-Sharing Associates of J.
C. Penney Corporation, Inc. in effect as of July 31, 1995.

     Effective January 1, 1999, amounts credited to the Annual Benefit Limit Make-Up Account as of December 31, 1998 of each Participant were transferred into the J. C. Penney Corporation, Inc. Mirror Savings Plan II and therefore were no longer payable under the J. C. Penney Corporation, Inc. Benefit Restoration Plan after December 31, 1998.

     Effective January 1, 1999, the Thrift Drug, Inc. Benefit Restoration Plan was merged into the J. C. Penney Corporation, Inc. Benefit Restoration Plan.

                             ARTICLE II. DEFINITIONS

     For the purpose of this Plan the following terms shall have the following meanings:

     Associate: Any person who is employed by a Controlled Group Member if the
     ---------
relationship between a Controlled Group Member and such person would constitute the legal relationship of employer and employee, including an officer who may or may not be a director, but excluding a director serving only in that capacity, and excluding any employee of a Controlled Group Member substantially all the operations of which are outside the United States unless United States Social Security contributions are made on behalf of such employee.

     Human Resources and Compensation Committee: The Human Resources and
     ------------------------------------------
Compensation Committee of the Board of Directors of the Company.

     Benefits Administration Committee: The committee appointed by the Human
     ---------------------------------
Resources Committee and authorized by Article VI to administer the Plan.

     Board of Directors: Board of Directors of the Company.
     ------------------

     Code: The Internal Revenue Code of 1986, as amended from time to time.
     ----
References to "regulations" are to regulations published by the Secretary of the Treasury under applicable provisions of the Code, unless otherwise expressly indicated.

     Company: J. C. Penney Corporation, Inc., a Delaware corporation. The term
     -------
"Company" will also include any successor employer, if the successor employer expressly agrees in writing as of the effective date of succession to continue the Plan.

     Controlled Group: The Company and all other corporations, trades, and
     ----------------
businesses, the employees of which, together with employees of the Company, are required by the first sentence of subsection (b), by subsection (c), by subsection (m), or by subsection (o) of Code section 414 to be treated as if they were employed by a single employer.

     Controlled Group Member: Each corporation or unincorporated trade or
     -----------------------
business that is or was a member of a Controlled Group, but only during such period as it is or was such a member.

     Effective Date: August 1, 1995.
     --------------

     ERISA: Employee Retirement Income Security Act of 1974, as amended from
     -----
time to time.

     Human Resources Committee: The Human Resources Committee of the Management
     -------------------------
Committee of the Company.

     Parent Company: J. C. Penney Company, Inc., a Delaware corporation, and any
     --------------
successor corporation.

     Participant: An eligible Associate of a Participating Employer who has
     -----------
satisfied the conditions for participating in the Plan as set forth in Article III and who has not received a complete distribution of benefits.

     Participating Employer: The Company and any other Controlled Group Member
     ----------------------
or organizational unit of the Company or of a Controlled Group Member which is designated as a Participating Employer under the Plan by the Human Resources Committee; provided, however, that if any such designation would substantially increase the cost of the Plan to the Company, such designation shall be subject to the sole discretion of the Board of Directors.

     Pension Benefit: The monthly benefit that is payable to a Participant
     ---------------
pursuant to the provisions of the Pension Plan in the form of a single-life, no-death-benefit annuity, assuming the Participant's benefit commencement date under the Pension Plan is the first day of the month immediately following the date of the Participant's Separation from Service.

     Pension Plan: J. C. Penney Corporation, Inc. Pension Plan, as amended from
     ------------
time to time.

     Pension Plan Participant: An Associate or former Associate who is treated
     ------------------------
as a participant under the Pension Plan.

     Plan: J. C. Penney Corporation, Inc. Benefit Restoration Plan, as amended
     ----
from time to time.

     Plan Year: The twelve-month period beginning on January 1 and ending on
     ---------
December 31 of each calendar year.

     Prior Plan: The Supplemental Retirement Program for Management
     ----------
Profit-Sharing Associates of J. C. Penney Corporation, Inc. as in effect on July 31, 1995.

     Separation from Service or Separates from Service: Termination of service
     -------------------------------------------------
by reason of disability, discharge, retirement (including resignation), or death. Termination of service due to a disability is deemed to occur upon the later of termination of sick pay or the end of any leave of absence granted the Participant.

     Spouse: The individual to whom an Associate is legally married under the
     ------
laws of the State (within the meaning of section 3(10) of ERISA) in which the Associate is domiciled, or if domiciled outside the United States, under the laws of the State of Texas.

     Supplemental Retirement Program: The Supplemental Retirement Program for
     -------------------------------
Management Profit-Sharing Associates of J. C. Penney Corporation, Inc., as amended and restated August 1, 1995, and as further amended from time to time.

     Unrestricted Benefit: The monthly benefit that would be payable to a
     --------------------
Participant pursuant to the provisions of the Pension Plan in the form of a single-life, no-death-benefit annuity, assuming the Participant's benefit commencement date under the Pension Plan is the first day of the month immediately following the date of the Participant's Separation from Service, if the Participant's benefit under the Pension Plan were determined without applying the provisions of the Pension Plan relating to the limitation on compensation under Section 401(a)(17) of the Code or the limitation on benefits under Section 415 of the Code.

                           ARTICLE III. PARTICIPATION

     (1) Pension Plan Benefit: For purposes of Paragraph (1) of Article IV, any
         --------------------

Associate of a Participating Employer who is a Pension Plan Participant on or after the Effective Date and whose retirement pension benefit payable pursuant to the terms of the Pension Plan is limited by operation of the annual benefit limits under Section 415 of the Code or the compensation limits under Section 401(a)(17) of the Code shall be a Participant in the Plan. In addition, an active or former Associate for whom a benefit was accrued under Paragraph (2) of
Article III of the Prior Plan and whose benefit under Paragraph (2) of Article III under the Prior Plan had not been completely distributed to such Associate at July 31, 1995, will also be a Participant in the Plan.

                              ARTICLE IV. BENEFITS

     (1) Pension Plan Participant Benefit: A Participant shall be entitled to a
         --------------------------------
monthly benefit equal in amount to his Unrestricted Benefit less his Pension Benefit.

     Additionally, a benefit shall be accrued for each Participant for whom a benefit was accrued under Paragraph (2) of Article III of the Prior Plan at July 31, 1995, and whose accrued benefit had not been completely distributed from the Prior Plan. The value of the Participant's Prior Plan benefit under Paragraph
(2) of Article III determined as of July 31, 1995, will become an accrued benefit under this Plan and will be distributed to the Participant pursuant to the terms of this Plan. The distribution to a Participant from this Plan of such Prior Plan accrued benefit will completely discharge the Company and each other Participating Employer from any further liability for such benefit.

     (2) Death Benefit: For purposes of the benefit provided by Paragraph (1) of
         -------------
this Article IV, if a Participant is married at the time such Participant Separates from Service by reason of death, or if a Participant who has Separated from Service and who is married at the time of his death, dies before payment has begun under the Plan, the Participant's Spouse will receive the benefit, at the time the Participant would have attained age 55, that would have been payable if the Participant had a Separation from Service immediately prior to such Participant's death (if he was an active Participant on the date of death), had survived to age 55, and had begun to receive benefits immediately prior to his death in the form of a 50% joint and survivor annuity without payment certain with the Spouse as the beneficiary.

     Notwithstanding the preceding sentence, if the Participant at the time of his death (a) was 55 years of age or more, (b) had 15 years or more of service, as defined by the Pension Plan, and (c) Separates from Service by reason of death, the joint and survivor annuity payable to the Spouse will be in the form of a 100% (75% if death occurs prior to January 1, 1996) joint and survivor annuity without payment certain.

     (3) Vesting: For purposes of the benefit provided by Paragraph (1) of this
         -------
Article IV, a Participant will have the same degree of vested and nonforfeitable interest in his benefit under this Plan as the Participant has in his Pension Benefit under the Pension Plan.

     (4) Effect of Certain Payments Made in December 1992: In the event the
         ------------------------------------------------
Company made payments to a current or former Participant on or before December 31, 1992 under the Company's Profit Incentive Compensation program and under the Performance Unit Plan and such payments were attributable to the Company's fiscal year ending on January 30, 1993, this Paragraph shall apply. The effect of such payments on the benefits payable to such individual under the Savings, Profit-Sharing and Stock

Ownership Plan and under the Pension Plan shall be determined with respect to whether an increase or decrease in benefits resulted. Benefits payable under this Plan to such current or former Participants shall be adjusted (a) to offset any such increase in benefits and/or (b) to restore any such decrease in benefits so that no advantage or detriment, as the case may be, shall be experienced by any such current or former Participant with respect to total retirement benefits under the Pension Plan and Savings, Profit-Sharing and Stock Ownership Plan and this Plan.

              ARTICLE V. FORM AND COMMENCEMENT OF BENEFIT PAYMENTS

     (1) Optional Forms and Commencement of Benefit Payments: Except as
         ---------------------------------------------------
otherwise provided in this Plan and subject to such rules and regulations as the Benefits Administration Committee may establish from time to time with respect to time and manner of payment, benefits provided by this Plan shall be payable as follows. For purposes of the benefit provided by Paragraph (1) of Article IV, the Participant shall receive the annual benefit payable under Paragraph (1) of
Article IV in such a form and at such time and actuarially adjusted in such a manner as the benefit payable under the Pension Plan. Payment of such benefit may be deferred to a date no later than the Participant's attainment of age 65 only if the Participant has elected to defer receipt of benefits under the Pension Plan.

     (2) Small Annuities: If the total benefit payable with respect to a
         ---------------
Participant under Paragraph (1) of Article IV plus the benefits payable from the Pension Plan would not provide monthly payments exceeding $100, the benefit shall be converted into an actuarially equivalent lump sum payment (applying the actuarial factors utilized in the Pension Plan).

                           ARTICLE VI. ADMINISTRATION

     The Benefits Administration Committee will administer the Plan and will have the full authority and discretion to accomplish that purpose, including without limitation, the authority and discretion to

(i) interpret the Plan and correct any defect, supply any omission or reconcile any inconsistency or ambiguity in the Plan in the manner and to the extent that the Benefits Administration Committee deems desirable to carry on the purpose of the Plan,

(ii) resolve all questions relating to the eligibility of Associates to become or continue as Participants,

(iii) determine the amount of benefits payable to Participants and authorize and direct the Company with respect to the payment of benefits under the Plan,

(iv) make all other determinations and resolve all questions of fact necessary or advisable for the administration of the Plan, and

(v) make, amend, and rescind such rules as it deems necessary for the proper administration of the Plan.

     The Benefits Administration Committee will keep a written record of its actions and proceedings regarding the Plan and all dates, records, and documents relating to its administration of the Plan.

     Any action taken or determination made by the Benefits Administration Committee will be conclusive on all parties. No member of the Benefits Administration Committee will vote on any matter relating specifically to such member. In the event that a majority of the members of the Benefits Administration Committee will be specifically affected by any action proposed to be taken (as opposed to being affected in the same manner as each other Participant in the Plan), such action will be taken by the Human Resources Committee.

                           ARTICLE VII. TYPE OF PLAN

     The Plan is a plan which is unfunded. Benefits under the Plan are paid from the general assets of the Company.

     The portion of this Plan in Paragraph (1) of Article IV which comprises the benefit determined due to the limit on annual benefits under the Pension Plan imposed by Code Section 415 constitutes a separable part of this Plan which is maintained by the Company solely for the purpose of providing benefits for certain Associates in excess of the limitations on benefits imposed by Section 415 of the Code. This separable portion of the Plan shall be construed according to the provisions of ERISA applicable to such Plans.

     The remaining portion of the Plan is maintained by the Company primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees. The Plan shall be construed according to the provisions of ERISA applicable to such plans.

     In the event that it should subsequently be determined by statute or by regulation or ruling that the Plan is not "a plan which is unfunded and is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" within the meaning of sections 201(2), 301(a)(3), 401(a)(1), and 4021(b)(6) of ERISA, participation in the Plan shall be restricted by the Benefits Administration Committee to the extent necessary to assure that it will be such a plan within the meaning of such sections.

                          ARTICLE VIII. MISCELLANEOUS

     (1) Amendment and Termination: The Human Resources and Compensation
         -------------------------
Committee may amend or modify the Plan at any time, without prior notice; provided, however, that any such amendment or modification which would substantially increase the cost of the Plan to the Company shall require approval of the Board of Directors of the Company. The Board of Directors of the Company may suspend, discontinue, or terminate the Plan at any time without prior notice or approval.

     In no event will any amendment, modification, suspension, discontinuance, or termination adversely affect the Plan benefit payable pursuant to Paragraph
(1) of Article IV for any Participant for whom benefit payments have already begun in accordance with the Plan as in effect prior to the effective date of the amendment, modification, suspension, discontinuance, or termination unless otherwise required to comply with applicable law.

     Each amendment to the Plan by the Human Resources and Compensation Committee or the Board of Directors will be made only pursuant to unanimous written consent or by majority vote at a meeting. Upon such action by the Human Resources and Compensation Committee or the Board of Directors, the Plan will be deemed amended as of the date specified as the effective date by such action or in the instrument of amendment. The effective date of any amendment may be before, on, or after the date of such action of the Human Resources and Compensation Committee or the Board of Directors.

     (2) Rights of Associates: Neither the establishment of the Plan nor any
         --------------------
action thereafter taken by the Company or any Controlled Group Member or by the Benefits Administration Committee shall be construed as giving to any Associate any vested right to a benefit from the Plan or a right to be retained in employment or any specific position or level of employment with the Company or any Controlled Group Member. Moreover, no Associate shall have any right or claim to any benefits under this Plan if the Associate is summarily discharged, as defined by the Company (including resignation in lieu thereof) unless the Benefits Administration Committee, in its discretion, determines that such Associate shall be eligible for such benefits notwithstanding such summary discharge.

     (3) Mistaken Information: If any information upon which a Participant's
         --------------------
benefit under the Plan is calculated has been misstated by the Participant or is otherwise mistaken, such benefit shall not be invalidated (unless upon the basis of the correct information the Participant would not have been entitled to a benefit), but the amount of the benefit shall be adjusted to the proper amount determined on the basis of the correct information and any overpayments shall be charged against future payments to the Participant or his beneficiary.

     (4) Liability: Neither the Board of Directors (including any committees
         ---------
thereof) of the Company or of any Participating Employer nor any member of the Benefits Administration Committee or the Human Resources Committee nor any person to whom any of them may delegate any duty or power in connection with administering the Plan shall be personally liable for any action or failure to act with respect to the Plan.

     (5) Reemployed Participants: If a retired Participant again becomes an
         -----------------------
Associate of a Participating Employer, the payment of benefits hereunder shall continue. Upon such Associate's Separation from Service he shall be entitled to receive applicable benefits, if any, under Article IV pursuant to uniform rules approved by the Benefits Administration Committee.

     (6) Construction: In determining the meaning of any provision of the Plan,
         ------------
words imparting the masculine gender shall include the feminine and the singular shall include the plural, unless the context requires otherwise. Headings of paragraphs and Articles in the Plan are for convenience only and are not intended to modify or affect the meaning of the substantive provisions of the Plan.

     (7) Non-assignability of Benefits: The benefits payable hereunder or the
         -----------------------------
right to receive future benefits under the Plan may not be anticipated, alienated, pledged, encumbered, or subjected to any charge or legal process, and if any attempt is made to do so, or a person eligible for any benefits becomes bankrupt, the interest under the Plan of the person affected may be terminated by the Benefits Administration Committee which, in its sole discretion, may cause the same to be held or applied for the benefit of one or more of the dependents of such person or make any other disposition of such benefits that it deems appropriate.

     (8) Governing Law: Except to the extent that the Plan may be subject to the
         -------------
provisions of ERISA, the Plan will be construed and enforced according to the laws of the State of Texas, without giving effect to the conflict of laws principles thereof. Except as otherwise required by ERISA, every right of action by a Participant, former Participant, or Beneficiary with respect to the Plan shall be barred after the expiration of three years from the date of Separation from Service of the Participant or the date of receipt of the notice of denial of a claim for benefits, if earlier. In the event ERISA's limitations on legal actions do not apply, the laws of the State of Texas with respect to limitations of legal actions shall apply and the cause of action must be brought no later than four years after the date the action accrues.

     (9) Change of Control: Upon a Change of Control (as hereinafter defined),
         -----------------
assets of the Parent Company in an amount sufficient to pay benefits that have accrued under the Plan up to that date shall immediately be transferred to a grantor trust to be established by the Parent Company for the purpose of paying benefits hereunder, and the Participant's vested benefits shall thereafter be paid to the Participant from such trust in accordance with the terms of the Plan; provided that at the time of such Change of Control, the Participant may make an irrevocable election to have his Plan benefits paid in a single-sum immediately upon the later of (i) the date of the Change of Control, or (ii) the Participant's retirement date, in which event his benefits shall be reduced by 10% as a penalty for early payment. On each anniversary date of the date of a Change of Control, the Parent Company shall transfer to the grantor trust an amount necessary to pay all benefits accrued under the Plan during the preceding twelve months.

     For purposes of this paragraph (9), a Change of Control shall be deemed to have occurred if the event set forth in any one of the following subparagraphs shall have occurred:

          (a) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Parent Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Parent Company or its Affiliates) representing 50% or more of the combined voting power of the Parent Company's then outstanding securities; or

          (b) during any period of two consecutive calendar years, the following individuals cease for any reason to constitute a majority of the number of directors then serving as directors of the Parent Company: individuals, who on July 14, 1999 constitute the Board of Directors of the Company and any new director (other than a director whose initial assumption of office is in connection with the settlement of an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Parent Company) whose appointment or election by the Board of Directors of the Parent Company or nomination for election by the Parent Company's stockholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on July 14, 1999 or whose appointment, election or nomination for election was previously so approved or recommended; or

          (c) there is consummated a merger or consolidation of the Parent Company or any direct or indirect subsidiary of the Parent Company with any other corporation or entity, other than (i) a merger or consolidation which would result in the voting securities of the Parent Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any Parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Parent Company or any subsidiary of the Parent Company, at least 50% of the combined voting power of the securities of the Parent

Company, such surviving entity or any Parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected solely to implement a recapitalization of the Parent Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Parent Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Parent Company or its Affiliates) representing 50% or more of the combined voting power of the Parent Company's then outstanding securities; or

          (d) the stockholders of the Parent Company approve a plan of complete liquidation or dissolution of the Parent Company, or there is consummated a sale or disposition by the Parent Company or any of its subsidiaries of any assets which individually or as part of a series of related transactions constitute all or substantially all of the Parent Company's consolidated assets, other than any such sale or disposition to an entity at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Parent Company in substantially the same proportions as their ownership of the voting securities of the Parent Company immediately prior to such sale or disposition; or

          (e) the execution of a binding agreement that if consummated would result in a Change of Control of a type specified in subparagraphs (a) or (c) above (an "Acquisition Agreement") or of a binding agreement for the sale or disposition of assets that, if consummated, would result in a Change of Control of a type specified in subparagraph (d) above (an "Asset Sale Agreement") or the adoption by the Board of Directors of the Parent Company of a plan of complete liquidation or dissolution of the Parent Company that, if consummated, would result in a Change of Control of a type specified in subparagraph (d) above (a "Plan of Liquidation"), provided, however, that a Change of Control of the type specified in this subparagraph (e) shall not be deemed to exist or have occurred as a result of the execution of such Acquisition Agreement or Asset Sale Agreement, or the adoption of such a Plan of Liquidation, from and after the Abandonment Date. As used in this subparagraph (e), the term "Abandonment Date" shall mean the date on which (i) an Acquisition Agreement, Asset Sale Agreement or Plan of Liquidation is terminated (pursuant to its terms or otherwise) without having been consummated, (ii) the parties to an Acquisition Agreement or Asset Sale Agreement abandon the transactions contemplated thereby, (iii) the Parent Company abandons a Plan of Liquidation, or (iv) a court or regulatory body having competent jurisdiction enjoins or issues a cease and desist or stop order with respect to or otherwise prevents the consummation of, or a regulatory body notifies the Parent Company that it will not approve an Acquisition Agreement, Asset Sale Agreement or Plan of Liquidation or the transactions contemplated thereby and such injunction, order or notice has become final and not subject to appeal; or

          (f) the Board of Directors of the Parent Company adopts a resolution to the effect that, for purposes of this Plan, a Change of Control has occurred.

     Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Parent Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity (i) which owns all or substantially all of the assets of the Parent Company immediately following such transaction or series of transactions, (ii) which is intended to reflect or track the value or performance of a particular division, business segment or subsidiary of the Parent Company, or (iii) which is an affiliated company, subsidiary, or spin-off entity owned by the stockholders of the Parent Company in substantially the same proportions as their ownership of stock of the Parent Company on the date of such spin-off.

     As used in connection with the foregoing definition of Change of Control, "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under
Section 12 of the Exchange Act; "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act; "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time; "Parent" shall mean any entity that becomes the Beneficial Owner of at least 50% of the voting power of the outstanding voting securities of the Parent Company or of an entity that survives any merger or consolidation of the Parent Company or any direct or indirect subsidiary of the Parent Company; and "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Parent Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Parent Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation or entity owned, directly or indirectly, by the stockholders of the Parent Company in substantially the same proportions as their ownership of stock of the Parent Company.

                          ARTICLE IX. CLAIMS PROCEDURES

     If an Associate does not receive the benefits which he believes he is entitled to receive under the Plan, he may file a claim for benefits with the Benefits Administration Committee or its delegate. All claims will be made in writing and will be signed by the claimant. If the claimant does not furnish sufficient information to determine the validity of the claim, the Benefits Administration Committee or its delegate will indicate to the claimant any additional information which is required.

     Each claim will be approved or disapproved by the Benefits Administration Committee or its delegate within 90 days following the receipt of the information necessary to process the claim. In the event the Benefits Administration Committee or its delegate denies a claim for benefits in whole or in part, the Benefits Administration Committee or its delegate will notify the claimant in writing of the denial of the claim. Such notice by the Benefits Administration Committee or its delegate will also set forth, in a manner calculated to be understood by the claimant, the specific reasons for such denial, the specific Plan provisions on which the denial is based, a description of any additional material or information necessary to perfect the claim with an explanation of the Plan's claim review procedure as set forth below. If no action is taken by the Benefits Administration Committee or its delegate on a claim within 90 days, the claim will be deemed to be denied for purposes of the review procedure.

     A claimant may appeal a denial of his claim by requesting a review of the decision by the Benefits Administration Committee or a person designated by the Committee, which person will be a named fiduciary under Section 402(a)(2) of ERISA for purposes of this Article IX. An appeal must be submitted in writing within 60 days after the denial and must (i) request a review of the claim for benefits under the Plan, (ii) set forth all of the grounds upon which claimant's request for review is based and any facts in support thereof, and (iii) set forth any issues or comments which the claimant deems pertinent to the appeal. The Benefits Administration Committee or the named fiduciary designated by the Benefits Administration Committee will make a full and fair review of each appeal and any written materials submitted in connection with the appeal. The Benefits Administration Committee or the named fiduciary designated by the Benefits Administration Committee will act upon each appeal within 60 days after receipt thereof unless special circumstances require an extension of the time for processing, in which case a decision will be rendered as soon as possible but not later than 120 days after the appeal is received. The claimant will be given the opportunity to review pertinent documents or materials upon submission of a written request to the Benefits Administration Committee or named fiduciary, provided the Benefits Administration Committee or named fiduciary finds the requested documents or materials are pertinent to the appeal.

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     On the basis of its review, the Benefits Administration Committee or named fiduciary will make an independent determination of the claimant's eligibility for benefits under the Plan. The decision of the Benefits Administration Committee or named fiduciary on any claim for benefits will be final and conclusive upon all parties thereto. In the event the Benefits Administration Committee or named fiduciary denies an appeal in whole or in part, it will give written notice of the decision to the claimant, which notice will set forth in a manner calculated to be understood by the claimant the specific reasons for such denial and which will make specific reference to the pertinent Plan provisions on which the decision was based.

                                   APPENDIX I

                             Participating Employers
                             -----------------------

                         J. C. Penney Corporation, Inc.

                        JCPenney Business Services, Inc.
                            (until January 24, 1996)

                     J. C. Penney Casualty Insurance Company
                              (until June 18, 2001)

                        J. C. Penney Funding Corporation

                       J. C. Penney Life Insurance Company
                              (until June 18, 2001)

                           J. C. Penney National Bank
                            (until December 17, 1997)

                      J. C. Penney Overseas Services, Inc.
                          (from and after July 1, 1996)

                        J. C. Penney Private Brands, Inc.
                        (from and after January 1, 2000)

                         J. C. Penney Receivables, Inc.

                    JCPenney Card Bank, National Association
                     (from and after December 17, 1997, and
                            until September 30, 2000)

                           JCPenney Puerto Rico, Inc.

                               JCP ECommerce L.P.
                       (from and after December 24, 2000)

                      JCP Internet Commerce Solutions, Inc.
                        (from and after February 1, 1999)

                               JCP Logistics L.P.
                        (from and after February 1, 1999)

                                 JCP Media L.P.
                        (from and after February 1, 1999)

                              JCP Procurement L.P.
                        (from and after February 1, 1999)

                             JCP Publications Corp.
                        (formerly JCP Media Corporation)
                         (from and after April 3, 1996)

                               Eckerd Corporation
                        (from and after January 1, 1999)

                              EDC Drug Stores, Inc.
                        (formerly Kerr Drug Stores, Inc.)
                        (from and after January 1, 1999)

                               Fay's Incorporated
                        (from and after January 1, 1999)

                           Genovese Drug Stores, Inc.
                        (from and after January 1, 2000)

                           Insurance Consultants, Inc.
                         (from and after April 1, 1999,
                            and until June 18, 2001)

                         Quest Membership Services, Inc.
                        (from and after January 1, 1999,
                            and until June 18, 2001)

                                StepInside, Inc.
                        (from and after January 1, 2000)

                         TDI Managed Care Services, Inc.
                        (from and after January 1, 1999)

                                Thrift Drug, Inc.
                        (from and after January 1, 1999)

                           Thrift Drug Services, Inc.
                        (from and after January 1, 1999)